UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Perry Ellis International, Inc. (the “Company”) was held on Thursday, June 5, 2014. There were present, in person or by proxy, holders of 14,791,129 shares of common stock, or 94.1% of all shares eligible to vote.

Proposal 1: Alexandra Wilson and J. David Scheiner were elected to the Board of Directors for a term of three years.

Name	For	Withheld	Broker Non-Votes
Alexandra Wilson	11,393,976	1,128,730	2,268,423
J. David Scheiner	12,050,297	472,409	2,268,423

Proposal 2: The shareholders approved the Company’s executive compensation, in a non-binding advisory vote (“say on pay vote”). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
11,851,791	632,278	38,637	2,268,423

Proposal 3: PricewaterhouseCoopers, LLP was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015. The voting results were as follows:

For	Against	Abstentions
14,671,873	91,278	27,978

Item 8.01. Other Events.

On June 5, 2014, J. David Scheiner was elected to the Board of Directors of the Company. Mr. Scheiner is a veteran retailer with over 35 years serving in senior roles at major retailers including as President and Chief Operating Officer of Macy’s Florida/Puerto Rico, from which he retired in 2009. Mr. Scheiner will serve on the compensation, audit, governance and nominating committees of the Company’s Board of Directors. As a director of the Company, he will be entitled to receive grants under the Company’s Second Amended and Restated 2005 Long-Term Incentive Compensation Plan.

A copy of the press release announcing the election of Mr. Scheiner is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Perry Ellis International, Inc. Press Release dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 5, 2014	By:	/s/ Cory Shade
Cory Shade,
Senior Vice President, General Counsel and Assistant Secretary